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                                                                    Exhibit h(4)

                             MEMORANDUM OF AGREEMENT

     This Memorandum of Agreement is entered into as of this 1st day of July, 2002 between Short-Term Investments Company (the "Company"), on behalf of the fund listed on Exhibit "A" to this Memorandum of Agreement (the "Fund"), and A I M Advisors, Inc. ("AIM").

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and AIM agree as follows:

     The Company and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees of the Fund as set forth on Exhibit "A". Neither the Company nor AIM may remove or amend the waivers to the Company's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived.

     The Company and AIM agree to review the then-current waivers for the Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. Unless the Company, by vote of its Board of Directors, or AIM terminates the waivers, or the Company and AIM are unable to reach an agreement on the amount of the waivers to which the Company and AIM desire to be bound, the waivers will continue for additional one-year terms at the rate to which the Company and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Company and AIM agree to be bound.

     IN WITNESS WHEREOF, the Company and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                    Short-Term Investments Company,
                                    on behalf of the Fund listed in Exhibit "A" to this Memorandum of Agreement


                                    By: /s/ ROBERT H. GRAHAM
                                       ----------------------------------------

                                    Title: President
                                          -------------------------------------


                                    A I M Advisors, Inc.


                                    By: /s/ ROBERT H. GRAHAM
                                       ----------------------------------------

                                    Title: President
                                          -------------------------------------
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                                   EXHIBIT "A"

                         SHORT-TERM INVESTMENTS COMPANY

     FUND                          WAIVER                     COMMITTED UNTIL
     ----                          ------                     ---------------

Prime Portfolio        Advisory Fee waiver of 0.075% of        June 30, 2003
                       the Advisory Fee payments on
                       average daily net assets